Anil Srivastava Joins Oak Ridge Energy Technologies’ Board of Directors

Melbourne, Florida—February 28, 2014— Oak Ridge Energy Technologies, Inc. (OTC: OKME) today announced Anil Srivastava’s election to Oak Ridge Energy Technologies‘ Board of Directors, increasing the size of the Board of Directors from four to five.

Anil Srivastava is 53 years of age.  Mr. Srivastava has extensive experience in international business management, including a good understanding of “Go To Market” aspects in a range of international markets; efficient management of worldwide business operations; experience in leading and managing business in both mature and emerging markets through growth and downturn cycles; building long-term relationships with customers at the most senior level worldwide, with particular sensitivity to cultural issues; developing and nurturing high-level connections with policy making authorities in many countries around the world; and extensive media handling experience.

Mr. Srivastava’s corporate experience spans across US, Asia and Europe. Starting as an Engineer in HP (1984-1993) through to a Regional Director; a Managing Director in AT&T/ Lucent Technologies (1994-2003); and an Executive Vice President in Alcatel (Oct. 2003 – Sept. 2008). From January 2009 to December 2011, Mr. Srivastava was the Chief Executive Officer of AREVA Renewables, reporting to the Chairman of the Executive Board, a wholly-owned subsidiary of AREVA SA, which is the largest Nuclear Engineering Company in the world.  He was also a Member of the Executive Committee of AREVA Group, and was recruited to develop its diversification plan into the Renewable Energies industry.

Since spring of 2012, Mr. Srivastava has been pursuing an entrepreneurial career. From June 2012 to October 2013, he was the Chief Executive Officer of Wind Kraft Union GmbH, one of the largest Offshore Wind Park Development Company in Germany. Most recently, Mr. Srivastava is engaged as an Executive Partner with Climate Holdings, BV (Nov. 2013 to present), a holding entity for operating companies in the Energy business.

Mr. Srivastava has a Master’s in Engineering from the National Institute of Technology in India and received an Executive MBA in Finance from the Wharton School of the University of Pennsylvania.

Steve Barber, Oak Ridge Energy Technologies’ CEO, is “delighted that Anil Srivastava is joining Oak Ridge’s Board of Directors” because of his “extraordinary technology and business expertise.”  He will be “a great addition to the Board” because he brings “a wealth of experience as well as the insights that come from running a large successful global energy technology company and a fast-emerging startup.”

Anil Srivastava feels “honored to join the Oak Ridge Energy Technologies’ Board and work with this exceptional team.”  He looks “forward to sharing [his] experiences and contributing to the future direction and growth of this global leader.”

FORWARD-LOOKING STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Press Contacts:

Ben Jackson

ir@oakridgeenergytech.com

(213) 674-6700